UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 19, 2014, Wave Systems Corp. (the “Company”) held its Annual Meeting of stockholders.  At the Annual Meeting, the stockholders voted on the following matters:

1.              The re-election of seven directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified.  The nominees to the Board of Directors were re-elected with the following results:

Nominees	For	Withheld Authority	Abstentions and Broker Non- Votes
John E. Bagalay Jr	9,718,900	1,706,193	21,334,061
Nolan Bushnell	4,290,613	7,134,480	21,334,061
Robert Frankenberg	10,019,956	1,405,137	21,334,061
George Gilder	4,223,396	7,201,697	21,334,061
William Solms	11,314,495	110,598	21,334,061
Lorraine Hariton	11,314,382	110,711	21,334,061
David Côté	11,315,624	109,469	21,334,061

2.              The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
10,045,624	968,468	411,000	21,334,062

3.              The approval of a the Amended and Restated 2004 Employee Stock Purchase Plan was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
9,333,473	1,693,182	398,437	21,331,062

4.              The ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved with the following vote:

For	Against	Abstain
31,443,377	1,091,009	224,768

Item 8.01.  Other Events.

On June 19, 2014, David Côté was appointed as Vice Chairman of the Company’s Board of Directors, effective immediately.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Walter Shephard
Walter Shephard
Chief Financial Officer

Dated: June 24, 2014